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                                                                     EXHIBIT 23.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First Chicago Corporation:

  As independent public accountants, we hereby consent to the incorporation of our report dated January 17, 1995, incorporated by reference in the Form 10-K, into the Corporation's previously filed Form S-8 Registration Statement No. 2-83105, Form S-8 Registration Statement No. 2-68153, Form S-3 Registration Statement No. 2-76715, Form S-3 Registration Statement No. 2-77079, Form S-3 Registration Statement No. 2-92143, Form S-3 Registration Statement No. 33-4681, Form S-8 Registration Statement No. 33-15779, Form S-3 Registration Statement No. 33-16843, Form S-8 Registration Statement No. 33-26788, Form S-8 Registration Statement No. 33-22583, Form S-3 Registration Statement No. 33-27403, Form S-8 Registration Statement No. 33-34292, Form S-3 Registration Statement No. 33-34988, Form S-3 Registration Statement No. 33-37717, Form S-8 Registration Statement No. 33-41272, Form S-3 Registration Statement No. 33-42031, Form S-8 Registration Statement No. 33-50574, Form S-3 Registration Statement No. 33-51408, Form S-3 Registration Statement No. 33-65904, Form S-8 Registration Statement No. 33-51713 and Form S-8 Registration Statement No. 33-52259.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois,
March 17, 1995